UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Amendment No. 1
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
FARADAY FUTURE INTELLIGENT ELECTRIC INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY SUBJECT TO COMPLETION DATED AUGUST 29, 2022

FARADAY FUTURE INTELLIGENT ELECTRIC INC.
18455 S. Figueroa Street
Gardena, California 90248
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [•], 2022
Dear Stockholder:
A Special Meeting of Stockholders (including any adjournment, postponement or rescheduling thereof, the “Special Meeting”) of Faraday Future Intelligent Electric Inc., a Delaware corporation (“FF” or the “Company”), will be held on [•], 2022 at [•] Pacific Time. Due to the continuing public health impact of the novel coronavirus (COVID-19) pandemic and to protect the health and well-being of our employees, stockholders and the broader community, the Special Meeting will be held in a virtual meeting format only, via live audio webcast. Stockholders will not be able to attend the Special Meeting in person.
You are cordially invited to attend the Special Meeting. To attend the Special Meeting, please visit [•]. The live audio webcast will begin promptly at [•] Pacific Time, with online access beginning at [•] Pacific Time. If you plan to attend the Special Meeting, please refer to the attendance and registration information in the accompanying proxy statement (the “Proxy Statement”).
The Special Meeting will be held for the purpose of voting upon three proposals:
Proposal 1: Proposal to approve, as is required by the applicable rules and regulations of the Nasdaq Stock Market, the transactions contemplated by the Securities Purchase Agreement, dated August 14, 2022, among the Company, FF Simplicity Ventures LLC, and the purchasers party thereto (the “Purchase Agreement”), including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Company’s common stock (the “Share Issuance Proposal”).
THE BOARD RECOMMENDS VOTING “FOR” THE SHARE ISSUANCE PROPOSAL.
Proposal 2: Proposal to approve and adopt an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 825,000,000 to 1,500,000,000 (the “Share Authorization Proposal”).
THE BOARD RECOMMENDS VOTING “FOR” THE SHARE AUTHORIZATION PROPOSAL.
Proposal 3: Proposal to remove Brian K. Krolicki as a director of the Company (the “Removal Proposal”).
THE BOARD MAKES NO RECOMMENDATION WITH RESPECT TO THE REMOVAL PROPOSAL.
All three proposals are more fully described in the Proxy Statement accompanying this notice.
This Notice of Special Meeting (this “Notice”), the accompanying Proxy Statement and form of proxy are first being mailed on or about [•], 2022 to stockholders of record as of [•], 2022 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Special Meeting.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND SUBMIT YOUR WHITE PROXY OR VOTE INSTRUCTIONS AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.
YOU MAY RECEIVE PROXY MATERIALS FROM FF GLOBAL PARTNERS LLC WITH RESPECT TO THE SPECIAL MEETING. WE ENCOURAGE YOU TO READ THE COMPANY’S PROXY MATERIALS FOR THE SPECIAL MEETING IN THEIR ENTIRETY AND TO VOTE ON THE ACCOMPANYING WHITE PROXY CARD. ONLY YOUR LATEST DATED PROXY WILL COUNT.

You may cast your vote over the Internet, by telephone or by completing and mailing the proxy card by following the instructions on the enclosed WHITE proxy card. Signing and returning the WHITE proxy card or submitting your proxy by Internet or telephone in advance of the Special Meeting will not prevent you from voting at the Special Meeting if you attend virtually, but will assure that your vote is counted if you are unable to attend the Special Meeting. Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the Special Meeting, regardless of whether you plan to attend the Special Meeting.
If you have any questions or need assistance voting, please contact: [•]
By Order of the Board of Directors

/s/
[+]
Gardena, California [•], 2022

i

PRELIMINARY COPY SUBJECT TO COMPLETION DATED AUGUST 29, 2022

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

18455 S. Figueroa Street
Gardena, California 90248
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [•], 2022

PROXY STATEMENT

INTRODUCTION
This proxy statement (this “Proxy Statement”) and the accompanying WHITE proxy card are being furnished to stockholders of Faraday Future Intelligent Electric Inc., a Delaware corporation (“FF,” the “Company,” “our,” “us,” or “we”), in connection with the solicitation of proxies by our board of directors (the “Board”) for use at our Special Meeting of Stockholders to be held [•], 2022 (including any adjournment, postponement or rescheduling thereof, the “Special Meeting”). The Special Meeting will be held at [•] Pacific Time. Due to ongoing public health concerns regarding the novel coronavirus (COVID-19) pandemic and for the health and well-being of our stockholders and employees, the Special Meeting will be held as a virtual meeting via the Internet at [•]. You will be able to vote and submit questions online through the virtual meeting platform during the Special Meeting.
Only stockholders of record as of the close of business on [•], 2022, the record date for determination of the stockholders entitled to vote at the Special Meeting (the “Record Date”), will be entitled to vote at the Special Meeting.
INFORMATION ABOUT THE SPECIAL MEETING
Why is the Company holding a Special Meeting of Stockholders?
The Board has called this Special Meeting of the Company’s stockholders to vote on three proposals.
Proposal 1 is to approve, as is required by the applicable rules and regulations of the Nasdaq Stock Market, the transactions contemplated by the Securities Purchase Agreement, dated August 14, 2022, among the Company, FF Simplicity Ventures LLC, and the purchasers party thereto (the “Purchase Agreement”), including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Company’s common stock (the “Share Issuance Proposal”). For further information regarding the Share Issuance Proposal, please refer to page 13 of this Proxy Statement.
Proposal 2 is to approve and adopt an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) to increase the authorized number of shares of common stock from 825,000,000 to 1,500,000,000 (the “Share Authorization Proposal”). For further information regarding the Share Authorization Proposal, please refer to page 13 of this Proxy Statement.
Proposal 3 is to remove Brian K. Krolicki as a director of the Company (the “Removal Proposal”). Pursuant to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) and the Company’s Amended and Restated Bylaws (the “Bylaws”), and subject to the Shareholder Agreement, dated July 21, 2021, by and between the Company and FF Top Holding LLC (“FF Top”) (such agreement, the “Shareholder Agreement”), any director or the entire Board may be removed, either with or without cause, from the Board at any meeting of stockholders by the holders of a majority of the voting power of all the then outstanding shares of voting stock of the Company with the power to vote at an election of directors. For further information regarding the Removal Proposal, please refer to page 16 of this Proxy Statement.

If Mr. Krolicki resigns from the Board prior to the Special Meeting, the Company will not consider the Removal Proposal at the Special Meeting because the issue of his removal will have become moot.
WE ENCOURAGE YOU TO RETURN YOUR PROXIES OR VOTING INSTRUCTIONS FOR THE SPECIAL MEETING TO ENSURE THAT YOUR VOTES ARE COUNTED ON EACH MATTER THAT IS BROUGHT TO A VOTE OF THE COMPANY’S STOCKHOLDERS.
When and where will the Special Meeting be held?
The Special Meeting will be held on [•], 2022 at [•] Pacific Time at [•].
Why am I receiving these materials?
You are receiving this Proxy Statement and the enclosed WHITE proxy card because the Board is soliciting your vote at the Special Meeting. This Proxy Statement summarizes material information with respect to the Special Meeting and the proposals being voted upon thereat. You may cast your vote over the Internet, by telephone or by completing and mailing the proxy card by following the instructions on the enclosed proxy card. You do not need to attend the Special Meeting to vote your shares.
Who is FF Global? How are they involved in the Special Meeting?
FF Global Partners LLC (together with certain of its affiliates, “FF Global”) has filed a preliminary proxy statement indicating that they intend to solicit proxies in connection with the Special Meeting. You may receive proxy materials and other solicitation materials from FF Global. The Company is not responsible for the accuracy of any information contained in any proxy or solicitation materials filed or disseminated by, or on behalf of, FF Global, or any other statements that FF Global may make. For further information regarding FF Global, please refer to the “Background to the Solicitation” on page 7 of this Proxy Statement.
The Board encourages you to read this Proxy Statement in its entirety and to vote in accordance with the Board’s recommendations, where applicable, on the accompanying WHITE proxy card. If you have already submitted a vote using a blue proxy card provided by, or on behalf, of FF Global, you have the right to change your vote by following the instructions on the enclosed WHITE proxy card to vote by over the Internet, by telephone or by completing and mailing the proxy card by following the instructions on the enclosed WHITE proxy card. Only your latest-dated proxy will count.
How can I attend the Special Meeting?
Stockholders as of the Record Date (or their authorized representatives) may attend, vote and submit questions virtually at the Special Meeting by logging in at [•]. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card or voting instruction form. If you are not a stockholder or do not have a control number, you may still access the Special Meeting as a guest, but you will not be able to submit questions or vote at the Special Meeting.
The Special Meeting will begin promptly at [•] Pacific Time, on [•], 2022. We encourage you to access the Special Meeting prior to the start time. Online access will open at [•] Pacific Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.
What if I have technical difficulties or trouble accessing the virtual Special Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Special Meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page at [•].
What proposals will be voted on at the Special Meeting? What is the Board’s voting recommendation?
At the Special Meeting, stockholders will be asked to consider the Share Issuance Proposal, the Share Authorization Proposal and the Removal Proposal.
THE BOARD RECOMMENDS VOTING “FOR” THE SHARE ISSUANCE PROPOSAL AND “FOR” THE SHARE AUTHORIZATION PROPOSAL.

THE BOARD MAKES NO RECOMMENDATION WITH RESPECT TO THE REMOVAL PROPOSAL.
Will any other business not discussed in this Proxy Statement come before the Special Meeting?
No. Pursuant to the Bylaws, any business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice of the meeting.
What is the quorum requirement?
A quorum of stockholders is necessary to hold the Special Meeting and vote upon the Share Issuance Proposal, the Share Authorization Proposal and the Removal Proposal. A majority of the voting power of the outstanding shares of stock entitled to vote at any meeting of stockholders, the holders of which are present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum. On the Record Date, there were [•] shares outstanding and entitled to vote. Thus, the holders of [•] shares must be present in person or represented by proxy at the Special Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions will be counted towards the quorum requirement.
If there is no quorum, the Special Meeting may be adjourned by the holders of a majority of shares present at the meeting in person or represented by proxy or by the chairperson of the meeting.
Who is entitled to vote?
The Record Date for the Special Meeting is the close of business on [•], 2022. As of the Record Date, [•] shares of FF common stock, par value $0.0001 per share, were outstanding, consisting of [•] shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) and [•] shares of Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, “our Common Stock” or “FF Common Stock”). Only holders of record of our Common Stock as of the Record Date will be entitled to notice of, and to vote at, the Special Meeting. Each stockholder is entitled to one vote for each share of Class A Common Stock and/or Class B Common Stock held by such stockholder on the Record Date.
How many votes do I have?
For all of the proposals on the agenda for the Special Meeting, you have one vote for each share of our Common Stock you owned as of the Record Date.
How do I vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote electronically during the Special Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy over the Internet by following the instructions on the enclosed proxy card. We urge you to vote by proxy, regardless of whether you plan to attend the Special Meeting, to ensure your vote is counted. You may still attend the Special Meeting and vote electronically during the meeting even if you have already voted by proxy.
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To vote your shares electronically during the Special Meeting, follow the instructions above for participating in the Special Meeting. Join the Special Meeting as a “Stockholder” with your control number, and click on the “Cast Your Vote” link on the meeting center website.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, your shares will be voted as you direct.

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To vote over the telephone, dial toll-free [•] using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 8:59 p.m. Pacific Time, on [•], 2022 to be counted.

•
To vote over the Internet, go to [•] and follow the steps outlined to complete an electronic proxy card. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 8:59 p.m. Pacific Time, on [•], 2022 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from FF. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote your shares electronically during the Special Meeting, you must obtain a valid legal proxy from your broker, bank or other agent and register in advance by following the instructions above, join the Special Meeting as a “Stockholder” with your control number, and click on the “Cast Your Vote” link on the meeting center website. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How do I change my vote or revoke my proxy?
You may change your vote or revoke your proxy, including any blue proxy card provided by, or on behalf of, FF Global, at any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•	delivering, to the attention of the Corporate Secretary at the address on the first page of this Proxy Statement, a written notice of revocation of your proxy;
•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or
•	attending the Special Meeting and voting electronically, as indicated above under “How do I vote?” Attendance at the Special Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Special Meeting, your vote at the Special Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).
If I vote in advance, can I still attend the Special Meeting?
Yes. You are encouraged to vote promptly by returning your signed proxy card by mail or, if applicable, by appointing a proxy to vote electronically via the Internet or by telephone so that your shares will be represented at the Special Meeting. However, returning your proxy card does not affect your right to attend the Special Meeting.
How many votes are required for the approval of the Share Issuance Proposal, the Share Authorization Proposal and the Removal Proposal, and how will abstentions and broker non-votes be treated?
The affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Special Meeting and entitled to vote is required for the approval of the Share Issuance Proposal. A stockholder may abstain from voting with respect to the Share Issuance Proposal. Abstentions will be counted as present for purposes of determining the existence of a quorum, but will have the same effect as a vote against the Share Issuance Proposal. Broker discretionary voting is not permitted for the Share Issuance Proposal, and broker non-votes will not be counted towards a quorum and will have no effect on the Share Issuance Proposal.
The affirmative vote of the holders of a majority of the then outstanding shares of voting stock of the Company with the power to vote thereon is required for the approval of the Share Authorization Proposal. A stockholder may abstain from voting with respect to the Share Authorization Proposal. Abstentions will be counted as present for purposes of determining the existence of a quorum, but will have the same effect as a vote against the Removal Proposal. Broker discretionary voting is not permitted for the Share Authorization Proposal, and broker non-votes will not be counted towards a quorum and will have the same effect as a vote against the Share Authorization Proposal.

The affirmative vote of the holders of a majority of the then outstanding shares of voting stock of the Company with the power to vote at an election of directors is required for the approval of the Removal Proposal. A stockholder may abstain from voting with respect to the Removal Proposal. Abstentions will be counted as present for purposes of determining the existence of a quorum, but will have the same effect as a vote against the Removal Proposal. Broker discretionary voting is not permitted for the Removal Proposal, and broker non-votes will not be counted towards a quorum and will have the same effect as a vote against the Removal Proposal.
What are the consequences if the Share Issuance Proposal is not approved?
Pursuant to the Purchase Agreement, the Company is obligated to use reasonable best efforts to hold the Special Meeting and use reasonable best efforts to obtain stockholder approval of the Share Issuance Proposal. If the Share Issuance Proposal is not approved at the Special Meeting, the Company would be obligated under the Purchase Agreement to use reasonable best efforts to seek approval of the Share Issuance Proposal at a second special meeting within 120 days after the Special Meeting and each annual meeting of Company stockholders thereafter (starting in 2023) until such approval is obtained or until the notes issued pursuant to the agreement are no longer outstanding. The failure to obtain approval of the Share Issuance Proposal may also hinder the Company from obtaining future financing.
What are the consequences if the Share Authorization Proposal is not approved?
If the Share Authorization Proposal is not approved at the Special Meeting, the Charter will not be amended to increase the authorized number of shares of common stock from 825,000,000 to 1,500,000,000. The failure to obtain approval of the Share Authorization Proposal may also hinder the Company from obtaining future financing.
What are the consequences if the Removal Proposal is not approved?
If the Removal Proposal is not approved at the Special Meeting, and if Mr. Krolicki is re-elected to the Board at the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), he will continue to serve as a director until the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) or until his earlier death, disability, retirement, resignation or removal.
How will my shares be voted if I return a blank proxy card or a blank voting instruction card?
Broker discretionary voting is not permitted for the Share Issuance Proposal, the Share Authorization Proposal and the Removal Proposal. If you are a holder of record of our Common Stock and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions, your shares will NOT be voted.
What is the deadline for submitting a proxy?
To ensure that proxies are received in time to be counted prior to the Special Meeting, proxies submitted by Internet or by telephone should be received by 8:59 p.m. Pacific Time on the day prior to the date of the Special Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Special Meeting.
What does it mean if I receive more than one proxy card from the Company?
If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Special Meeting, we recommend that you vote every proxy card that you receive.
Can I ask questions at the virtual Special Meeting?
Stockholders as of the Record Date who attend and participate in our virtual Special Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the Special Meeting. We also encourage you to submit questions in advance of the Special Meeting until 8:59 p.m. Pacific Time the day before the Special Meeting by going to [•] and logging in with your control number.

During the Special Meeting, we will spend up to 10 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure, including the topics and types of questions that will be accepted, will be posted on the Special Meeting website during the Special Meeting. To ensure the orderly conduct of the Special Meeting, we encourage you to submit questions in advance. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Stockholders must have available their control number provided on their proxy card to ask questions during the Special Meeting.
Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints, and in accordance with our rules of conduct for the Special Meeting, which will be posted on the meeting center website.
How do I ask questions during the Special Meeting?
If you are a stockholder of record, or a beneficial owner who registered in advance by following the instructions above, you can join the Special Meeting as a “Stockholder” with your control number and may submit questions during the Special Meeting by clicking on the message icon in the upper right-hand corner of the [•]. We also encourage you to submit questions in advance of the meeting until 8:59 p.m. Pacific Time the day before the Special Meeting by going to [•] and logging in with your control number.
Will a stockholder list be available for inspection?
A list of stockholders entitled to vote at the Special Meeting will be available for inspection by stockholders for any purpose germane to the Special Meeting for 10 business days prior to the Special Meeting at Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248, between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time. The stockholder list will also be available to stockholders of record for examination during the Special Meeting at [•]. You will need the control number included on your proxy card or otherwise provided by your bank, broker or other nominee.
How can I find out the results of the voting at the Special Meeting?
We will report the voting results of the Special Meeting in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Special Meeting, a copy of which will also be available on our website at https://investors.ff.com/.
Whom can I contact for further information?
If you have any questions, please contact: [•]

BACKGROUND TO THE SOLICITATION
In 2014, Mr. Yueting Jia (“YT Jia”), who is currently a manager at FF Global Partners LLC (“FF Global”), a parent company of FF Top, and the Chief Product & User Ecosystem Officer of the Company, together with Nick Sampson and Tony Nie, founded Smart Technology Holdings Ltd. (f/k/a FF Global Holdings, Ltd.) (“Smart Technology”), an indirect, wholly owned subsidiary of the Company.
Prior to 2014, YT Jia was also the founder and CEO of a video streaming and consumer electronics company called Leshi Information Technology Co., Ltd. (“LeTV”), listed on the Shenzhen Stock Exchange in China. The China Securities Regulatory Commission notified Mr. Jia in 2021 of its decision to impose fines and a permanent ban from entry into the securities market, as a result of misrepresentations in LeTV’s disclosure and financial statements, fraud in connection with a private placement, and other violations of securities laws and listing requirements.
In 2017, in connection with an investment from Season Smart Ltd. (an affiliate of Evergrande Health Industry Group) (“Season Smart”), Smart King Ltd. was formed and became the direct parent company of Smart Technology, which was later renamed FF Intelligent Mobility Global Holdings Ltd. (together with its direct and indirect subsidiaries, “Legacy FF”). YT Jia was a co-founder of Legacy FF, and served as Legacy FF’s CEO from 2017 to 2019.
In June 2019, FF Global launched the FF Global “Partnership Program” purportedly to retain and provide incentives for key executives. FF Global is controlled by a board of managers that includes Mr. Jia, a family member and certain of his business associates, which at times have included directors and senior executives of the Company as described in more detail below. Despite the participation of some members of our executive management in the management of FF Global, FF Global is not under the control of our Board, and as a consequence the Company cannot be sure that it has all information about the Partnership Program that would be necessary to evaluate or mitigate its impact on the Company’s ability to set and ensure the execution of the Company’s business objectives and strategies.
YT Jia was among the individuals that designed and established the Partnership Program. As part of the program, Mr. Jia consented to approximately 80% dilution of his ownership interests in Pacific Technology, an entity then wholly owned and controlled by him, by allowing Pacific Technology to issue new units to FF Global, which new units accounted for approximately 80% of the ownership interests of Pacific Technology. Immediately following the establishment of the Partnership Program, YT Jia held economic interests in the equity of Legacy FF through preferred units of Pacific Technology, which entitled him to certain preferred distributions and 20% of the residual distributions of Pacific Technology, as well as a contractual right to direct the transfer of a significant number of Legacy FF shares owned by Pacific Technology. The admission of participants in the Partnership Program prior to February 2021 were subject to Mr. Jia’s prior written approval. Several current Board members and current or former senior executives of the Company, who were approved by Mr. Jia, joined the Partnership Program by subscribing for units of FF Global. These individuals include, among others, Mr. Matthias Aydt (Senior Vice President of Business Development and Product Definition, and current Company director), Mr. Bob Ye (Vice President of Business Development, and current Company director), Mr. Jiawei Wang (former Vice President, Global Capital Markets), Ms. Nan (Yoyo) Yang (Chief of Human Resources) and Dr. Carsten Breitfeld (Chief Executive Officer and current director); earlier this year, Messrs. Aydt and Ye forfeited their units in FF Global in part and had FF Global redeem the then remainder of their units in FF Global and Mr. Breitfeld forfeited his units in FF Global in full. The Company understands that the individuals admitted into the Partnership Program are allowed to pay their purchase prices for their FF Global units in ten annual installments and for their first installment of cash payment, FF Global arranged for Capital Consulting, LLC, an entity originally formed and wholly owned by the brother-in-law of a nephew of YT Jia, to indirectly (through Dream Sunrise, LLC, an entity wholly owned by a friend of a nephew of YT Jia) make loans to these individuals. The FF Global units acquired by the Partnership Program participants may be redeemed by FF Global in certain circumstances. The Company believes that YT Jia has significant influence over and may control the outcome of any actions taken by the FF Global Executive Committee through a series of personal and family relationships. FF Global has informed the Company that it disagrees with the Company’s belief that Mr. Jia controls FF Global.
On October 14, 2019, YT Jia filed for bankruptcy in his personal capacity. His bankruptcy proceedings largely resulted from personal guarantees he had made to fund his own businesses, including LeTV. In connection with the resolution of such bankruptcy proceedings, his preferred units of Pacific Technology were transferred to Founding Future Creditors Trust, a trust formed under the laws of Delaware (“Creditors Trust”), and YT Jia directed that a significant number of Legacy FF shares be transferred from FF Top to Creditors Trust, which occurred via a warrant exercise by Creditors Trust in December 2020. Following this restructuring, YT Jia’s remaining economic interest in the Company’s equity (other than in connection with any equity or other compensation received in his capacity as a Company officer or employee) existed indirectly via his 5% interest as a beneficiary of Creditors Trust upon any liquidation of the assets held by Creditors Trust.
As set forth in the Company’s amended registration statement on Form S-4 filed with the SEC on June 23, 2021 (the “Merger Registration Statement”), beginning in October 2020, Legacy FF began discussions with Property Solutions Acquisitions Corp., a Delaware corporation and a special purpose acquisition company (“PSAC”), regarding a possible merger transaction. Mr. Jordan Vogel, a co-founder of real estate investment firm Benchmark Real Estate Group, LLC and current Company director, formed the sponsor of PSAC and served as co-Chief Executive Officer of PSAC.
On January 27, 2021, PSAC entered into an Agreement and Plan of Merger (such agreement, including subsequent amendments thereto, the “Merger Agreement”) by and among PSAC, PSAC Merger Sub, Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of PSAC (“Merger Sub”), and Legacy FF.
On July 21, 2021, pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with Legacy FF surviving the merger (the “Merger”). As a result of the Merger, Legacy FF became a wholly-owned subsidiary of PSAC, with the stockholders of FF Legacy becoming stockholders of PSAC, and PSAC was renamed Faraday Future Intelligent Electric, Inc. In addition, certain indebtedness of Legacy FF and the equity interests in Legacy FF held by shareholders other than FF Top were converted into shares of the Company’s Class A Common Stock, and the equity interests in Legacy FF held by FF Top converted into shares of the Company’s Class B Common Stock.
Also on July 21, 2021, in connection with the Merger, the Company and FF Top entered into the Shareholder Agreement. Pursuant to the Shareholder Agreement, FF Top is entitled to nominate a number of directors based on its voting power with respect to the outstanding common stock of the Company, initially entitling FF Top to nominate four out of nine directors to the Board. Susan G. Swenson, Edwin Goh, Brian K. Krolicki and Lee Liu were the four FF Top director designees. The Company’s position is that, pursuant to the terms of the Shareholder Agreement, FF Top agreed that (i) its four initial designees (Ms. Swenson and Messrs. Goh, Krolicki and Liu) would serve on the Board for the Company’s first and second annual meetings following their initial appointment, (ii) such individuals would not be subject to removal by FF Top during that period and (iii) in the event of a resignation of any designee during this initial period, FF Top has the exclusive right to nominate a replacement designee to fill the vacancy created by any such resignation, subject to the prior and reasonable approval of the Nominating and Corporate Governance Committee of the Board and provided that FF Top’s replacement designee must be independent under applicable stock exchange rules if required to ensure that the Board be comprised of a majority of independent directors, for so long as the Company is not a controlled company under such rules. FF Top informed the Company that it disagrees with the Company’s interpretation of the Shareholder Agreement. There have been numerous discussions and negotiations between representatives of FF Top, the Company, and Mr. Krolicki seeking to resolve these disputes, including the negotiation of a potential resignation by Mr. Krolicki.
On October 3, 2021, the Board formed a special committee of independent directors (the “Special Committee”) to investigate certain allegations of potential securities law violations by the Company (including by Mr. Jia and other representatives of FF Global) and evaluate potential additional actions, appointing Ms. Swenson (acting as chair of the committee), Mr. Scott Vogel and Mr. Liu. The Board also engaged Kirkland and Ellis LLP (“Kirkland”) as legal counsel to advise on this analysis.
On October 7, 2021, J Capital Research Limited released a short-seller report (the “Short Seller Report”), which contained, among other things, allegations regarding misleading disclosures provided by Mr. Jia and certain other representatives of FF Global.
On October 8, 2021, members of the Board held a meeting, in connection with which the scope of the Special Committee and Kirkland’s engagement were expanded to include addressing the matters raised in the Short Seller Report. Shortly thereafter, the Special Committee engaged Alvarez & Marsal as an advisor to help the Company evaluate its management structure.
On November 15, 2021, the Company issued a press release announcing that the Board had formed the Special Committee to “review allegations of inaccurate disclosures,” including the claims made in the Short Seller Report and that the Company would not file its Form 10-Q until such review was completed.

On December 23, 2021, Kirkland sent a letter to FF Top’s counsel, requesting information pursuant to the Special Committee investigation, specifically with regards to the propriety of the Company’s disclosures regarding its governance and the exercise of control or influence by certain entities and/or individuals. Accordingly, Kirkland requested information regarding the structure and functions of FF Global and related entities.
On December 30, 2021, FF Top’s counsel responded to Kirkland’s December 23, 2021 letter, expressing concerns about the Special Committee investigation, providing responses to the inquiries contained therein, and stating that FF Top intended to fully cooperate with the investigation in order to promptly address any issues that might be identified.
On January 3, 2022, Kirkland sent a follow-up letter to FF Top’s counsel, noting that FF Top’s concerns were spurious and requesting (i) additional information regarding equity and voting rights in connection with the Partnership Program, FF Global and the Company and (ii) minutes of any FF Global Executive Committee meetings and certain internal policies of the Partnership Program referenced in the December 30, 2021 letter.
On January 11, 2022, FF Top’s counsel responded to the follow-up letter, providing responses to the inquiries contained therein but characterizing as “confidential business records” and refraining from providing the requested minutes of any FF Global Executive Committee meetings or certain internal policies of the Partnership Program referenced in the December 30, 2021 letter.
On February 1, 2022, the Company filed a Current Report on Form 8-K, stating that the Special Committee had completed its investigation and had recommended that the Company take certain “remedial actions” (the “Remediation Plan”), which were approved by the Board on January 31, 2022. The Special Committee investigation found that:
•
“In connection with FF Intelligent Mobility Global Holdings Ltd.’s July 2021 business combination with Property Solutions Acquisition Corp. (the “Business Combination”), statements made by certain Company employees (including Mr. Jia and other representatives of FF Global) to certain investors describing YT Jia’s role within the Company were inaccurate, and YT Jia’s involvement in the management of the Company post-Business Combination was more significant than what had been represented to certain investors.”

•
“The Company’s statements leading up to the Business Combination that it had received more than 14,000 reservations for the FF 91 vehicle were potentially misleading because only several hundred of those reservations were paid, while the others (totaling 14,000) were unpaid indications of interest.”

•
“Consistent with the Company’s previous public disclosures regarding identified material weaknesses in its internal controls, the Company’s internal controls over financial accounting and reporting would require an upgrade in personnel and systems.”

•	“The Company’s corporate culture, including with respect to Mr. Jia and certain other representatives of FF Global, failed to sufficiently prioritize compliance.”
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“The Company, under the direction of the Executive Chairperson, [would] continue investigative and remedial work, including regarding whether inaccurate disclosures were made relating to its corporate housing arrangements and its related party disclosures.”

•
“Based on the results of the investigation, the Special Committee [had] further concluded that, except as described above, other substantive allegations of inaccurate Company disclosures that it evaluated, including those made in the October 2021 short seller report, were not supported by the evidence reviewed.”

The Remediation Plan approved by the Board included: (i) the appointment of Susan Swenson as Executive Chairperson, (ii) the appointment of Jordan Vogel as Lead Independent Director, (iii) the appointment of Scott Vogel as Chair of the Audit and the Nominating and Corporate Governance Committees, (iv) Brian Krolicki stepping down from his role as Chairperson and becoming a member of the Audit and Compensation Committees, (iv) a salary reduction for Messrs. Jia and Breitfeld and a requirement that they both report to Ms. Swenson, and (v) the suspension without pay of Jiawei (Jerry) Wang, the Company’s former Vice President, Global Capital Markets and the nephew of Mr. Jia. The Company also took certain remedial actions to improve corporate governance practices and enhance the Board’s oversight of the Company.

On February 1, 2022, FF Top sent a letter to the Special Committee communicating its concerns regarding the Remediation Plan.
On February 3, 2022, Kirkland, in its capacity as counsel for the Special Committee, responded to FF Top’s February 1, 2022 letter, rejecting the assertions in the February 1, 2022 letter, stating that the Remediation Plan was based on a thorough investigation and followed extensive deliberation. The letter further stated that the conclusions reached were fair and appropriate under the circumstances. The Company committed to providing further information to disciplined parties, but would not be holding meetings for the benefit of FF Top or other shareholders due to the sensitive nature of the issues. Kirkland also affirmed its intent for any confidential information made available to FF Top to be treated as confidential.
On February 11, 2022, Sidley Austin LLP (“Sidley”) distributed a customary questionnaire to numerous employees of the Company in connection with its preparation of public filings. Certain of these employees were affiliated with FF Global and FF Top.
On February 15, 2022, counsel to FF Top sent a letter to Sidley stating that the Company’s employees affiliated with FF Top and FF Global were not amenable to completing the questionnaire due to its scope.
On February 17, 2022, counsel for FF Global and FF Top, along with Sidley, Kirkland, and certain members of the Board held a conference call to discuss the questionnaire. On the call, Sidley explained that the Company needed responses to the questionnaire in order to complete the Company’s required securities law filings, and that there were potential legal risks associated with the Company’s employees refusing to fill out the questionnaire. One such legal risk was the potential resignation of the Company’s independent auditor, PricewaterhouseCoopers (“PwC”). Sidley noted that the resignation of PwC would make it more difficult for the Company to secure the financing it was seeking at the time, which would increasing the risk of a potential bankruptcy of the Company in that circumstance.
On March 1, 2022, the Board met with FF Global to discuss inquiries from PwC about FF Global’s operations. FF Global continued to cooperate with FFIE and its counsel to respond to PwC’s requests.
On March 31, 2022, the Company disclosed that in light of the results of the Special Committee investigation, “certain members of the management team and employees of the Company received a notice of preservation and subpoena from the staff of the SEC stating that the SEC had commenced a formal investigation relating to the matters that were the subject of the Special Committee investigation.” The Company also disclosed that it “had previously voluntarily contacted the SEC in connection with the Special Committee investigation, [and] is cooperating fully with the SEC’s investigation.”
On April 10, 2022, Jiawei (Jerry) Wang resigned from his role as the Company’s Vice President, Global Capital Markets. Shortly thereafter, Mr. Wang became the President of FF Global.
On April 14, 2022, the Company stated in a Current Report on Form 8-K that “[t]he additional investigative and remedial work in connection with the independent investigation has now been completed and on April 12, 2022, the Board approved certain additional remedial actions.” The Form 8-K stated that: (i) Mr. Jia would continue to report directly to Ms. Swenson, he would no longer serve as an executive officer, and his role at the Company would be limited and (ii) Matthias Aydt, Senior Vice President, Business Development and Product Definition and a member of the Board as well as the FF Global Executive Committee, would be placed on probation as an executive officer for a six-month period but continue to serve on the Board. These remedial actions stemmed from Messrs. Jia’s and Aydt’s (i) failure to fully disclose to the Company their relationships with certain related parties and affiliated entities in connection with the Company’s July 2021 business combination with Property Solutions Acquisition Corp., (ii) failure to fully disclose similar, potentially relevant information to individuals involved in the preparation of the Company’s periodic SEC filings, and (iii) lack of cooperation and withholding of potentially relevant information in connection with the Special Committee investigation.
On April 26, 2022, Mr. Wang, emailed the Board on behalf of FF Global to express concerns about the Company’s financial and operational performance. Between April 26, 2022 and June 20, 2022, representatives of the Company and FF Global exchanged multiple communications regarding FF Global’s concerns.
On June 20, 2022, Mr. Aydt called Mr. Krolicki indicating that the managers of FF Global had called a meeting of the FF Global Executive Committee to consider Mr. Krolicki’s status as a director of the Company.
On June 20, 2022, FF Top sent a demand letter to the Board, pursuant to Section 220 of the Delaware General Corporation Law, to inspect the Company’s books and records.

On June 21, 2022, counsel for FF Global and FF Top sent a document preservation notice to Ms. Swenson and Messrs. Jordan Vogel, Scott Vogel, and Krolicki.
On June 22, 2022, the Company received a letter from FF Top, purporting to exercise its rights under the Shareholder Agreement to remove Mr. Krolicki from the Board. The June 22 letter also requested that the Company investigate Mr. Krolicki’s past performance as a member of the Board. Also on June 22, 2022, Matthias Aydt, after a discussion with a member of FF Global management, relayed to Mr. Krolicki that FF Global would pay Mr. Krolicki up to $700,000, offset by the amount of any severance payments made by the Company, if Mr. Krolicki resigned from the Board. This offer was rejected by Mr. Krolicki. As of the date of this Proxy Statement, the Board is evaluating whether to take additional action with respect to Mr. Aydt in connection with this matter.
On June 23, 2022, the Company received another letter from FF Top, purporting to nominate Li Han to the Board as a replacement for Mr. Krolicki. While not addressed in FF Top’s June 23 letter, the Company understands that Ms. Han was a partner at an outside law firm and, in that role, previously served as legal counsel to the Company, FF Global and Mr. Jia. FF Global controls all actions relating to the voting and disposition of shares of FF Common Stock held by FF Top. As the Company communicated to FF Top, the Company has concerns about Ms. Han’s qualifications to serve as a replacement for Mr. Krolicki including due to her previous service as legal counsel to Mr. Jia. Any director replacing Mr. Krolicki is, pursuant to the Shareholder Agreement, subject to the prior and reasonable approval of the Board’s Nominating and Corporate Governance Committee and, in light of the number of independent directors besides Mr. Krolicki that are currently on the Board, must be independent under applicable stock exchange rules.
On June 24, 2022, in response to the June 22 letter, the Company delivered a letter to FF Top, rejecting its demand to remove Mr. Krolicki from the Board on the basis that the attempted removal violates both the Shareholder Agreement and Delaware law and is therefore ineffective.
On June 27, 2022, the Company received a letter from FF Top’s legal counsel, asserting that the Company’s rejection of FF Top’s June 22 demand to remove Mr. Krolicki from the Board constitutes a material breach of the Shareholder Agreement. The letter demanded that the Company immediately ask Mr. Krolicki to resign and that the Company prepare to call a special meeting of stockholders to remove Mr. Krolicki. Also on June 27, 2022, a majority of the Board (with five directors voting in favor, three directors opposed and one director abstaining) approved convening a special meeting of stockholders to determine whether to remove Mr. Krolicki.
On June 28, 2022, the Company received an email from FF Global, demanding that the Company call a special meeting of stockholders to determine whether to remove Mr. Krolicki from the Board.
On July 1, 2022, the Company delivered a second letter to FF Top, rejecting FF Top’s allegations that the Company is in breach of the Shareholder Agreement and stating that the Company will not be investigating Mr. Krolicki’s past performance on the Board because FF Top has not provided the Company with any credible basis for conducting such an investigation. The letter noted that Mr. Krolicki is an independent director who has consistently attended and actively participated in Board meetings.
On July 5, 2022, the Company received another letter from FF Top, threatening to take legal action against the Company if the Company did not announce the Special Meeting by July 7, 2022.
On July 6, 2022, the Company received a non-binding proposal from FF Top for a transaction that would involve FF Top, along with other parties, providing the Company with financing in the form of senior secured convertible notes. The terms of the proposal required (but no longer expressly require) certain corporate governance changes, including Mr. Krolicki’s resignation from the Board. From July 6 through the date of this Proxy Statement, the Company and FF Top have been engaged in negotiations with respect to FF Top’s proposal. Also on July 6, 2022, the Board determined to suspend any preparation for the Special Meeting, pending financing discussions with FF Top and other potential investors.
On July 7, 2022, in response to FF Top’s July 5, 2022 letter, the Company delivered a letter to FF Top, reiterating the legal positions set forth in the Company’s June 24, 2022 and July 1, 2022 letters, expressing disagreement with FF Top’s interpretation of the Shareholder Agreement in FF Top’s June 27, 2022 and July 5, 2022 letters, and stating that the Board is evaluating both the financing proposal in the July 6, 2022 letter and the possibility of holding the Special Meeting.

On July 8, 2022, the Company received an email from FF Top’s legal counsel reiterating FF Top’s desire for Mr. Krolicki to resign from the Board or for the Company to promptly call the Special Meeting to remove Mr. Krolicki, and making a number of demands with respect to the Special Meeting.
Also on July 8, 2022, representatives of the Company contacted representatives of FF Top to discuss whether FF Top would consider identifying an alternative candidate to Ms. Han as a replacement for Mr. Krolicki in the event Mr. Krolicki were to resign or be removed from the Board, given the Company’s concerns about Ms. Han’s qualifications to serve as a director.
On July 19, 2022, the Company received an email from FF Global, threatening to file a lawsuit against the Company unless a special meeting of stockholders regarding the removal of Mr. Krolicki was announced immediately.
On July 25, 2022, FF Top sent the Company an email stating that FF Top would initiate legal proceedings on July 26, 2022 unless Mr. Krolicki resigned from the Board or the Company publicly announced a special meeting of stockholders to determine whether to remove Mr. Krolicki, along with other demands. From July 25, 2022 through the date of this Proxy Statement, representatives of FF Top and the Company engaged in various negotiations regarding the threatened litigation and the proposed financing; these negotiations included the execution, on July 31, 2022, of a financing term sheet, which is non-binding except for limited exclusivity and expense reimbursement provisions.
On July 26, 2022, FF Top again threatened to sue the Company regarding the removal of Mr. Krolicki, but extended the deadline in its July 25, 2022 letter to 1:00 pm Eastern Time on July 29, 2022. Also on July 26, 2022, the Company received an email from FF Top, identifying Adam He as a potential alternative to Ms. Han to replace Mr. Krolicki.
On August 8, 2022, the Company filed a preliminary version of this Proxy Statement.
On August 14, 2022, the Company entered into the Purchase Agreement (as defined and discussed in further detail below).
On August 17, 2022, FF Top, FF Global, and Pacific Technology Holding LLC filed a preliminary version of its proxy statement, soliciting stockholders to vote in favor of the Removal Proposal.
On August 28, 2022, Kirkland sent a letter FF Top, FF Global, and Pacific Technology Holding LLC regarding material misrepresentations in their preliminary proxy statement.
On August 29, 2022, the Company filed this Amendment No. 1 to the Proxy Statement.

PROPOSAL 1: THE SHARE ISSUANCE PROPOSAL
The Purchase Agreement
On August 14, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with FF Simplicity Ventures LLC, an affiliate of ATW Partners LLC, and in its capacity as administrative agent and collateral agent, and certain purchasers including FF Simplicity Ventures LLC (collectively with additional purchasers from time to time party thereto, the “Purchasers”), to issue and sell: $27 million aggregate principal amount of the Company’s senior secured convertible notes (the “Initial Bridge Notes”); $10 million in aggregate principal amount of the Company senior secured convertible notes (the “Second Bridge Notes”) on the 20th business day following the closing of the Initial Bridge Notes; and $15 million in aggregate principal amount of the Company senior secured convertible notes (the “Third Bridge Notes” and with the Initial Bridge Notes and the Second Bridge Notes, the “Bridge Notes”) on or prior to October 11, 2022, in each case subject to the satisfaction or waiver of certain conditions. Under the Purchase Agreement, the Company is permitted to obtain incremental senior secured convertible notes in an aggregate principal amount of $248 million within 90 days after the closing of the Initial Bridge Notes, which incremental senior secured notes have not been committed by any additional Purchasers as of the date of the Purchase Agreement (the “Incremental Notes” and together with the Bridge Notes, the “Notes”). The Initial Bridge Notes were funded to the Company on August 16, 2022. The Company is in active discussions with several potential additional Purchasers of the Notes and other debt and equity investments in the Company, but there is no assurance that any additional Notes will be issued under the Purchase Agreement. The Notes are subject to an original issue discount of 10%, and are convertible into shares of the Company’s Class A common stock at a conversion price equal to $2.69 (or $2.2865 in respect of the Initial Bridge Notes), plus an interest make-whole amount as set forth in the Notes, subject to customary adjustments, including full ratchet anti-dilution protection. The shares of the Company’s Class A common stock issuable upon conversion of the Notes are not transferable for six months without the prior written consent of the Company (which consent shall not be unreasonably withheld). As a closing condition under the Purchase Agreement for funding of each of the Bridge Notes, the Company is required to deliver to each of the Purchasers a warrant (a “Warrant”) registered in the name of such Purchaser to purchase up to a number of shares of the Company’s Class A common stock equal to 33% of such shares issuable to such Purchaser upon conversion of the Note, with an exercise price equal to $5.00 per share, subject to customary full ratchet anti-dilution protection and other adjustments, and are exercisable for seven years on a cash or cashless basis. The Company may repurchase the Warrants for $0.01 per Warrant share if and to the extent the volume weighted average prices of the Company’s Class A common stock during 20 of out 30 trading days prior to the repurchase is greater than $15.00 per share, subject to certain additional conditions.
Under the Purchase Agreement, the Company has agreed to use reasonable best efforts to hold the Special Meeting to obtain stockholder approval, as is required by the applicable rules and regulations of the Nasdaq Stock Market, with respect to the transactions contemplated by the Purchase Agreement, including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Company’s Class A common stock upon conversion of the Notes and exercise of the Warrants being issued to the Purchasers. The Company is also seeking a financial viability exception under NASDAQ Rule 5635(f) to exempt such issuance in excess of 19.99% of the shares of the Company’s Class A and B common stock issued and outstanding immediately prior to the signing of the Purchase Agreement, but there is no assurance that such exception will be obtained.
The summary of the Purchase Agreement in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as an exhibit to the Current Report on Form 8-K filed by the Company with the SEC on August 15, 2022.
The failure to obtain approval of the Share Issuance Proposal may hinder the Company from obtaining future financing.
Proposal
The Company is seeking stockholder approval, as is required by the applicable rules and regulations of the Nasdaq Stock Market, with respect to the transactions contemplated by the Purchase Agreement, including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Company’s common stock.

Voting Requirements
The Company’s Bylaws require the affirmative vote of the holders of a majority of the voting power of the shares present in person via remote communication or represented by proxy duly authorized at the meeting and entitled to vote to approve the Share Issuance Proposal.
Recommendation
THE BOARD RECOMMENDS VOTING “FOR” THE SHARE ISSUANCE PROPOSAL.

PROPOSAL 2: THE SHARE AUTHORIZATION PROPOSAL
Proposal
The Board recommends that the stockholders adopt an amendment to the Charter to increase the number of authorized shares of common stock from 825,000,000 to 1,500,000,000 shares. Pursuant to the Charter, the Company currently has 825,000,000 shares of common stock authorized, including (i) 750,000,000 shares of Class A common stock and (ii) 75,000,000 shares of Class B common stock. As of August 9, 2022, there were 263,913,346 shares of Class A common stock and 64,000,588 shares of Class B common stock issued and outstanding.
The Board believes it is desirable for the Company to have a sufficient number of shares of common stock available for possible future financings or acquisition transactions, stock dividends or splits, stock issuances pursuant to employee benefit plans and other proper corporate purposes. In particular, in order to fund its ongoing operations and business plan, including to launch the FF 91, the Company is seeking to raise additional capital from various fundraising efforts currently underway to supplement its cash on hand of $52.2 million as of August 9, 2022. Although the Company has taken steps to preserve its cash position, including reducing spending, extending payment cycles and other similar measures, it projects that it will require additional funds by early September 2022 in order to continue operations, and will also need to raise additional financing during the remainder of 2022 and beyond 2022 to support the ramp-up of production of the FF 91 to generate revenues to put the Company on a path to cash flow break-even. The Board believes that approval of the Share Authorization Proposal is crucial to ensure that the Company has sufficient authorized shares to secure needed financing without incurring the delay and expense of holding additional stockholders’ meetings.
The Charter amendment will become effective upon the filing of the amendment with the Secretary of State of Delaware. The Company currently plans to file such amendment promptly after the Special Meeting if this Proposal 2 is approved.
The failure to obtain approval of the Share Authorization Proposal may hinder the Company from obtaining future financing.
Voting Requirements
Delaware law require the affirmative vote of the holders of a majority of the then outstanding shares of voting stock of the Company with the power to vote at the Special Meeting to approve the Share Authorization Proposal.
Recommendation
THE BOARD RECOMMENDS VOTING “FOR” THE SHARE AUTHORIZATION PROPOSAL.

PROPOSAL 3: THE REMOVAL PROPOSAL
Background on Mr. Krolicki
Mr. Krolicki is an independent director and member of the Board’s Audit, Compensation, and Nominating and Corporate Governance Committees. He is one of the four directors designated to the Board by FF Top pursuant to the Shareholder Agreement. Mr. Krolicki served as chairman of the Board from July 22, 2021 until January 31, 2022, on which date he stepped down from the position of chairman and as chair of the Nominating and Corporate Governance Committee in connection with remediation actions pursuant to the investigation by a special committee of the Board referenced in the Company’s previous SEC filings (the “Special Committee Investigation”). Prior to his appointment to the Board, Mr. Krolicki served as an independent director at FF Intelligent Mobility Global Holdings Ltd., which is currently a wholly owned subsidiary of the Company.
Shareholder Agreement
Under the Shareholder Agreement, FF Top is entitled to nominate a number of directors based on its voting power with respect to the outstanding FF Common Stock, initially entitling FF Top to nominate four out of nine directors to the Board. Based on FF Top having voting power over [•]% of our issued and outstanding Common Stock as of [•], 2022, FF Top currently has the right to nominate four out of nine directors on the Board. Susan G. Swenson, Edwin Goh, Brian K. Krolicki and Lee Liu are the four FF Top director designees under the Shareholder Agreement. FF Top also has the right for its nominees to serve on each committee of the Board proportionate to the number of nominees it has on the Board, subject to compliance with applicable law and stock exchange listing rules. The Company’s position is that, pursuant to the terms of the Shareholder Agreement, FF Top agreed that (i) its four initial designees (Ms. Swenson and Mssrs. Goh, Krolicki and Liu) would serve on the Board for the Company’s first and second annual meetings following their initial appointment, (ii) such individuals would not be subject to removal by FF Top during that period and (iii) in the event of a resignation of any such designee during this initial period, FF Top has the exclusive right to nominate a replacement designee to fill the vacancy created by any such resignation, subject to the prior and reasonable approval of the Nominating and Corporate Governance Committee of the Board, as described in more detail in “Proposal” below.
The Company’s position is that FF Top is required to vote against the Removal Proposal under the Shareholder Agreement. FF Top disputes this position, as discussed below.
Disputes with FF Top
FF Top disputes several of the matters discussed above and elsewhere in this Proxy Statement. FF Top believes that it has the right to remove and replace Mr. Krolicki as a director pursuant to the Shareholder Agreement and that the Company is obligated to recommend in favor of the Removal Proposal. FF Top disagrees that it is required to vote against the Removal Proposal. For further information regarding disputes with FF Global, please refer to the “Background to the Solicitation” on page 7 of this Proxy Statement.
Proposal
Due to FF Top’s indicated intent to remove Mr. Krolicki from the Board, a majority of the Board (with five directors voting in favor, three directors opposed and one director abstaining) has determined to put to a stockholder vote whether to remove Brian K. Krolicki from the Board. The Company maintains the position that FF Top does not have the right to unilaterally remove Mr. Krolicki from the Board at this time. If the Removal Proposal is approved by the Company’s stockholders, Mr. Krolicki will be removed from the Board and from each committee of the Board on which he currently serves, effective immediately.
If Mr. Krolicki is removed, FF Top will have an exclusive right to nominate a replacement designee to the Board. However, pursuant to the Shareholder Agreement, the replacement designee will be subject to the reasonable approval by the Nominating and Corporate Governance Committee of the Board, and the four FF Top designees in total must include a sufficient number of individuals who are independent directors, such that the Board is comprised of a majority of independent directors.
As described above, FF Top has nominated Ms. Han to serve as the replacement FF Top designated director for Mr. Krolicki. The Nominating and Corporate Governance Committee of the Board is evaluating Ms. Han’s qualifications to serve as a replacement for Mr. Krolicki. If the Board determines that Li Han does not qualify as an independent director, Ms. Han may not be a permissible replacement for Mr. Krolicki under the Shareholder

Agreement because there would be insufficient independent directors under the listing standards of the Nasdaq Stock Market upon her appointment to the Board. In that case, or if the Nominating and Corporate Governance Committee otherwise disapproves of Ms. Han’s candidacy, FF Top will be entitled to nominate another replacement designee under the Shareholder Agreement. FF Top has identified Adam He as a potential alternative candidate to replace Mr. Krolicki.
Voting Requirements
The Company’s Charter and Bylaws require the affirmative vote of the holders of a majority of the then outstanding shares of voting stock of the Company with the power to vote at an election of directors to approve the Removal Proposal.
Recommendation
THE BOARD MAKES NO RECOMMENDATION WITH RESPECT TO THE REMOVAL PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes set forth information with respect to the beneficial ownership of FF Common Stock, as of [•], 2022, for (1) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of FF Common Stock, (2) each member of the Board, (3) each of our named executive officers and (4) all of the members of the Board and our executive officers, as a group. As of [•], 2022, there were outstanding [•] shares of Class A Common Stock, [•] shares of Class A Common Stock to be issued upon submission of paperwork to the transfer agent, [•] shares of Class A Common Stock to be issued upon the effectiveness of the Company’s pending Form S-1 registration statement filed with the SEC, [•] shares of Class B Common Stock, and [•] outstanding warrants to purchase shares of Class A Common Stock, consisting of [•] warrants (the “Public Warrants”) originally issued in the initial public offering of Property Solutions Acquisition Corp. (“PSAC”), the predecessor company to FF, [•] warrants (the “Private Warrants”) originally issued in a private placement in connection with the initial public offering of PSAC, [•] warrants issued in a private placement on various dates in 2021 to ATW Partners, LLC pursuant to a note purchase agreement with FF Intelligent Mobility Global Holdings Ltd., an entity surviving a merger with PSAC Merger Sub Ltd. to become a wholly-owned subsidiary of PSAC (“Legacy FF”), and [•] warrants issued in a private placement on August 5, 2021 to Ares Capital Corporation and affiliated entities pursuant to a note purchase agreement with Legacy FF. Additional warrants will be issued upon the approval of the Purchase Agreement, to ATW Partners.
The beneficial ownership percentages set forth in the table below are based on [•] shares of FF Common Stock issued and outstanding as of [•], 2022 (including, for this purpose, [•] shares of Class A Common Stock issuable upon submission of paperwork to the transfer agent and [•] shares of Class A Common Stock issuable upon the effectiveness of our Registration Statement on Form S-1 (File No. 333-258993) as outstanding shares as of [•], 2022) and do not take into account the issuance of any shares of Class A Common Stock upon the exercise of warrants to purchase up to [•] shares of Class A Common Stock that remain outstanding. In computing the number of shares of FF Common Stock beneficially owned by a person, we deemed to be outstanding all shares of FF Common Stock subject to warrants, stock options and restricted stock units held by the person that are currently exercisable or may be exercised or that are scheduled to vest or settle, as applicable, within 60 days of [•], 2022. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned FF Common Stock. Unless otherwise indicated, the business address of each person listed in the table below is c/o Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248.
Title of Class	Name and Address of Beneficial Owner+	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
Holder of Over 5%:
Class A Common Stock	Season Smart Limited(1)	[•]	[•]%
Class A Common Stock	FF Top Holding LLC(2)	[•]	[•]%
Class A Common Stock	Founding Future Creditors Trust(3)	[•]	[•]%
Directors and Executive Officers
Class A Common Stock	Matthias Aydt(4)	[•]	*
Class A Common Stock	Dr. Carsten Breitfeld(5)	[•]	*
Class A Common Stock	Edwin Goh	—	—
Class A Common Stock	Yueting Jia (YT Jia)	[•]	*
Class A Common Stock	Brian K. Krolicki(6)	[•]	*
Class A Common Stock	Robert A. Kruse Jr.(7)	[•]	*
Class A Common Stock	Lee Liu	—	—
Class A Common Stock	Chui Tin Mok(8)	[•]	*
Class A Common Stock	Hong Rao(9)	[•]	*

Title of Class	Name and Address of Beneficial Owner+	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
Class A Common Stock	Becky Roof(10)	—	—
Class A Common Stock	Susan G. Swenson	—	—
Class A Common Stock	Jordan Vogel	—	—
Class A Common Stock	Scott D. Vogel	—	—
Class A Common Stock	Qing Ye(11)	[•]	*
	All executive officers and directors as a group (14 individuals)	[•]	[•]%
*	Less than 1%
(1)
Season Smart Limited (“Season Smart”) is an indirect subsidiary of China Evergrande Group, a Cayman company. China Evergrande Group holds its interest in Season Smart through a chain of entities, and China Evergrande Group’s direct and indirect subsidiaries through which it holds interest in Season Smart are New Garland Limited (a British Virgin Islands company), Global Development Limited (a Cayman company), Acelin Global Limited (a British Virgin Islands company), Evergrande Health Industry Holdings Limited (a British Virgin Islands company) and China Evergrande New Energy Vehicle Group Limited (a Hong Kong company) (collectively, the “Evergrande Entities”). Each Evergrande Entity, by reason of its ownership of the voting securities of the subsidiary below it in the ownership structure, has the right to elect or appoint a majority of the members of the governing body of that subsidiary and, therefore, to direct the management and policies of that subsidiary. Mr. Hui Ka Yan (“Mr. Hui”) is a controlling stockholder of China Evergrande Group, through his wholly owned subsidiary, Xin (BVI) Limited (a British Virgin Islands company). Mr. Hui, by reason of his ownership of the voting securities of Xin (BVI) Limited, has the right to elect or appoint the members of the governing body of China Evergrande Group. As a result, each Evergrande Entity, Mr. Hui and Xin (BVI) Limited may be deemed to be the beneficial owner of the shares held of record by Season Smart.

(2)
Based on information provided by FF Top, Pacific Technology Holding LLC (“Pacific Technology”) and FF Global, each a Delaware limited liability company (collectively, the “Reporting Persons”). Includes (i) [•] shares of Class A Common Stock held by certain other stockholders of the Company over which the Reporting Persons exercise voting control pursuant to voting agreements, (ii) [•] shares of Class A Common Stock held directly by Pacific Technology and (iii) [•] shares of Class B Common Stock held directly by FF Top. Shares of Class B Common Stock are convertible into shares of Class A Common Stock of the Company at any time. Assumes the conversion of the Class B Common Stock referred to above into shares of Class A Common Stock. Pacific Technology is the managing member of FF Top, and FF Global is the managing member of Pacific Technology. FF Global is governed by an executive committee (the “FF Global Executive Committee”) consisting of six managers - YT Jia, Jiawei Wang, Tin Mok, Prashant Gulati, Chaoying Deng and Philip Bethell. A majority of the managers present at a meeting of the FF Global Executive Committee where there is a quorum is required to approve any actions of FF Global, including actions relating to the voting and disposition of shares of FF Common Stock by FF Top. YT Jia has significant influence over and may control the outcome of any actions taken by the FF Global Executive Committee through a series of familial and personal relationships that he has with the other managers on the FF Global Executive Committee.

(3)
Based on a Schedule 13D filed by Founding Future Creditors Trust (the “Creditor Trust”) on August 9, 2021. Includes [•] shares of Class A Common Stock. Creditor Trust also holds a 20% preferred membership interest in Pacific Technology but does not control the disposition of any shares of Class B Common Stock held directly or indirectly by Pacific Technology. Jeffrey D. Prol is the trustee of Creditor Trust (the “Trustee”). The Trustee, solely in his capacity as such and subject to the trust agreement that established and governs the Creditor Trust.

(4)	Includes options to acquire [•] shares of Class A Common Stock that have vested or will vest within 60 days of [•], 2022.
(5)	Includes options to acquire [•] shares of Class A Common Stock that have vested or will vest within 60 days of [•], 2022.
(6)	Includes options to acquire [•] shares of Class A Common Stock that have vested or will vest within 60 days of [•], 2022.
(7)	Includes options to acquire [•] shares of Class A Common Stock that have vested or will vest within 60 days of [•], 2022.
(8)	Includes options to acquire [•] shares of Class A Common Stock that have vested or will vest within 60 days of [•], 2022.
(9)	Includes options to acquire [•] shares of Class A Common Stock that have vested or will vest within 60 days of [•], 2022.
(10)	Ms. Roof was appointed interim Chief Financial Officer effective March 1, 2022.
(11)	Includes options to acquire [•] shares of Class A Common Stock that have vested or will vest within 60 days of [•], 2022.
+	Does not include shares held of record by CYM Tech Holdings, LLC as a nominee for certain former lenders to FF. The managers of CYM Tech Holdings, LLC are Chaoying Deng and Matthias Aydt.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING
In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2022 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our Corporate Secretary must receive the proposal no later than [•], 2022. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received) to: Faraday Future Intelligent Electric Inc., Attn: Corporate Secretary, Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248. Such proposals must comply with the SEC’s requirements in Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials, such as the requirement that the stockholder continues to own a minimum number of shares until the 2022 Annual Meeting and appear in person or through an authorized representative at the 2022 Annual Meeting to present the proposal.
Alternatively, stockholders intending to put forth a director nomination or a stockholder proposal not pursuant to Rule 14a-8 under the Exchange Act must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice with respect to each director nomination or other proposal that the stockholder intends to present at the 2022 Annual Meeting from the stockholder no later than the close of business on [•], 2022. The notice must contain the information required by our Bylaws. In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2022 Annual Meeting, notice must be submitted no later than [•], 2022 and include all of the information required by Rule 14a-19 under the Exchange Act.
Proposals received by the Corporate Secretary after the dates mentioned will not be included in the proxy statement or acted upon at the 2022 Annual Meeting.
OTHER MATTERS
In accordance with the Bylaws, the business transacted at the Special Meeting will be limited to the matters set forth in the Notice of Special Meeting of Stockholders and this Proxy Statement.

EXPENSES OF SOLICITATION
The Company will bear the expenses of calling and holding the Special Meeting and the solicitation of proxies with respect to the Special Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to stockholders of record and street name stockholders, and reimbursements paid to brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions from street name stockholders. In addition to soliciting proxies by mail, our directors, officers, and certain regular employees may solicit proxies on behalf of our Board, without additional compensation, personally or by telephone. The regular employees will be administrative personnel.
The Company has retained [•] to solicit proxies. Under our agreement with [•], [•] will receive a fee of approximately $[•] plus the reimbursement of reasonable expenses. [•] expects that approximately [•] of its employees will assist in the solicitation. The Company also agreed to indemnify [•] against certain liabilities relating to, or arising out of, its retention. [•] will solicit proxies by mail, telephone, facsimile and email. It is anticipated that [•] will employ up to [•] persons to solicit the Company’s stockholders as part of this solicitation.
The Company’s aggregate expenses, including those of [•], outside legal counsel and other outside advisors, related to the solicitation of proxies, excluding salaries and wages of our regular employees and officers, are expected to be approximately $[•], of which approximately $[•] has been incurred as of the date hereof.
HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one Proxy Statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources, and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions, either by calling (866) 540-7095, or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and an additional copy of proxy materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

RIGHT OF APPRAISAL
Holders of shares of our Common Stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation and the matters set forth in the Notice of Special Meeting of Stockholders and this Proxy Statement.
By Order of the Board of Directors
/s/
[+]
Gardena, California [•], 2022
By Order of the Board of Directors

APPENDIX A: ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION
Under applicable SEC rules and regulations, members of our Board, our Board’s nominees and certain officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Special Meeting. The following sets forth certain information about such persons (the “Participants”).
DIRECTORS
The names, ages and principal occupations of the Company’s directors are set forth below. The business address for the Company’s directors is c/o Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248.
Name	Age	Principal Occupation
Susan G. Swenson	74	Executive Chairperson of the Company
Dr. Carsten Breitfeld	59	Global Chief Executive Officer of the Company
Matthias Aydt	65	Senior Vice President of Business Development and Product Definition of the Company
Jordan Vogel	43	Co-Founder and Managing Member of Benchmark Real Estate Group, LLC
Brian Krolicki	61	Director of Government Relations at PaySwag™
Edwin Goh	43	Business Consultant
Lee Liu	56	Chief Executive Officer of King Maker Company and Chairman of China Intelligent Management Association
Qing Ye	39	Vice President of Business Development of the Company
Scott D. Vogel	47	Managing Member at Vogel Partners LLC
OFFICERS
In addition to our directors, the Participants include Becky Roof, the Company’s Interim Chief Financial Officer, and Brian Fritz, the Company’s Acting General Counsel. The business address for these Participants is c/o Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248.
INFORMATION REGARDING OWNERSHIP OF THE COMPANY’S SECURITIES BY PARTICIPANTS
For information on the number of the Company’s securities beneficially owned by each Participant who is one of the Company’s directors or NEOs, please see “Security Ownership of Certain Beneficial Owners and Management” on page 18 of this Proxy Statement.
INFORMATION REGARDING TRANSACTIONS IN THE COMPANY’S SECURITIES BY PARTICIPANTS
The following table sets forth information regarding purchases and sales, if any, of the Company’s securities by each Participant during the period from August 28, 2020 through August 28, 2022. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.
Name	Transaction Date	Number of Shares of Common Stock	Acquisition (A) or Disposition (D)	Transaction Description
Matthias Aydt	7/21/2021	58,068	A	1
Matthias Aydt	7/21/2021	38,504	A	2
Matthias Aydt	7/21/2021	15,401	A	2
Matthias Aydt	7/21/2021	15,401	A	2
Matthias Aydt	7/21/2021	7,700	A	2
Matthias Aydt	7/21/2021	706	A	2
Matthias Aydt	7/21/2021	35,325	A	2
Matthias Aydt	7/21/2021	51,899	A	2

Name	Transaction Date	Number of Shares of Common Stock	Acquisition (A) or Disposition (D)	Transaction Description
Matthias Aydt	7/21/2021	56,520	A	2
Matthias Aydt	7/21/2021	28,260	A	2
Matthias Aydt	7/21/2021	28,260	A	2
Matthias Aydt	7/21/2021	28,260	A	2
Matthias Aydt	7/21/2021	182,202	A	2
Matthias Aydt	7/21/2021	3,718	A	2
Matthias Aydt	7/21/2021	20,333	A	3
Carsten Breitfeld	7/21/2021	548,978	A	1
Carsten Breitfeld	7/21/2021	734,760	A	2
Carsten Breitfeld	7/21/2021	367,380	A	2
Carsten Breitfeld	7/21/2021	367,380	A	2
Carsten Breitfeld	7/21/2021	367,380	A	2
Carsten Breitfeld	7/21/2021	95,833	A	2
Carsten Breitfeld	7/21/2021	10,648	A	2
Carsten Breitfeld	7/21/2021	67,312	A	3
Brian Fritz	6/22/2021	39,080	A	5
Brian Fritz	7/21/2021	11,277	A	6
Brian K. Krolicki	7/21/2021	45,922	A	2
Brian K. Krolicki	7/21/2021	50,044	A	2
Brian K. Krolicki	7/21/2021	7,653	A	2
Ye Qing	7/21/2021	42,390	A	2
Ye Qing	7/21/2021	14,130	A	2
Ye Qing	7/21/2021	7,065	A	2
Ye Qing	7/21/2021	7,065	A	2
Ye Qing	7/21/2021	51,899	A	2
Ye Qing	7/21/2021	42,390	A	2
Ye Qing	7/21/2021	28,260	A	2
Ye Qing	7/21/2021	12,777	A	2
Ye Qing	7/21/2021	12,716	A	2
Ye Qing	7/21/2021	4,238	A	2
Ye Qing	7/21/2021	2,118	A	2
Ye Qing	7/21/2021	2,119	A	2
Ye Qing	7/21/2021	1,419	A	2
Ye Qing	7/21/2021	35,446	A	2
Ye Qing	7/21/2021	959	A	2
Ye Qing	7/21/2021	17,333	A	3
Susan Swenson	1/31/2022	700,935	A	4
Transaction Descriptions:
1.	Conversion of common stock in connection with business combination
2.	Conversion of stock options in connection with business combination
3.	Grant of restricted stock

4.	Grant of stock options
5.	Exercise of stock options
6.	Grant of common stock in exchange for prior deferred compensation
MISCELLANEOUS INFORMATION REGARDING PARTICIPANTS
Each of the Company’s directors and officers is entitled to indemnification under the Charter and the Bylaws. In addition, the Company has entered into indemnification agreements with each of its current directors and executive officers.
Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant:
•
no Participant or associate of any Participant beneficially owns, directly or indirectly, or owns of record but not beneficially, any shares of our common stock or other securities of the Company or any parent or subsidiary of the Company;

•
no Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Special Meeting other than an interest, if any, as a stockholder of the Company or, with respect to a director nominee, as a nominee for director; and

•	no Participant has purchased or sold any securities of the Company within the past two years.
In addition, neither the Company nor any of the Participants is now or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.
Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Company nor any of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party, or (ii) a direct or indirect material interest in any transaction or series of similar transactions since January 1, 2021 or any currently proposed transactions, or series of similar transactions, in which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.
There are no material proceedings to which the Participants or any of their associates is a party or has a material interest adverse to the Company. Neither the Company nor any of the Participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past 10 years.
Other than the persons described in this Proxy Statement, no regular employees of the Company have been or are to be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

PRELIMINARY COPY SUBJECT TO COMPLETION DATED AUGUST 29, 2022

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time, on [•], 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. You will need the control number at the left in order to do so.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FFIE2022SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time, on [•], 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and mail it in the postage-paid envelope provided in time for it to be received by the close of business, on [•], 2022 or return it to [•] by the close of business, on [•], 2022.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D89139-TBD KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ONLY YOUR LATEST DATED AND SUBMITTED PROXY WILL COUNT.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

The Board of Directors recommends voting "For" the Share Issuance Proposal.

The Board of Directors recommends voting "For" the Share Authorization Proposal.

There are no other matters that will be voted upon at the Special Meeting.

PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS CARD. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Faraday Future Intelligent Electric Inc. (“FF” or the “Company”) to be held virtually at [•] Pacific Time, on [•], 2022 at [•]. The accompanying Notice of Special Meeting and Proxy Statement contain detailed information as to the formal business to be transacted at the Special Meeting.

Whether or not you plan to attend the Special Meeting, it is important that your shares be voted. Accordingly, please complete, sign and date the proxy card on the reverse side and return it in the enclosed postage-paid envelope. In the alternative, you have the option to vote these shares by the Internet or telephone as indicated on the reverse side or by attending the Special Meeting virtually and voting during the Special Meeting. Voting your shares via proxy in advance will not affect your ability to attend the Special Meeting virtually, but regardless of whether or not you plan to attend virtually, we encourage you to vote your shares by proxy in advance in order to ensure that your votes are counted.

Sincerely,

The Board of Directors of
Faraday Future Intelligent Electric Inc.

D89140-TBD

PROXY

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [•], 2022
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints [•] and [•] or either of them as Proxies, each with full power of substitution and revocation, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of FARADAY FUTURE INTELLIGENT ELECTRIC INC. (the “Company”) held of record by the undersigned as of the close of business on [•], 2022 at the Special Meeting of Stockholders of the Company to be held on [•], 2022, at [•] Pacific Time, or any adjournment or postponement thereof (the “Special Meeting”). The undersigned hereby revokes all proxies previously given with respect to the shares covered hereby with respect to the Special Meeting.

This proxy card, when properly executed, will revoke any proxies previously given with respect to the shares covered hereby, and will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE ON THIS PROXY CARD, YOUR SHARES WILL NOT BE VOTED. PURSUANT TO THE COMPANY’S BYLAWS, THERE ARE NO OTHER MATTERS OF BUSINESS THAT WILL COME BEFORE THE SPECIAL MEETING.

Please mark, sign, date and return this card promptly using the enclosed envelope.

SEE REVERSE SIDE

SEE REVERSE SIDE

Continued and to be signed on Reverse Side